EXHIBIT 99.1

Gabriel Technologies to Streamline Container Locks Used by the U.S. Navy

One-Size-Fits-All Barrier Lock System Pilot Testing for Potential DoD-Wide Implementation

Omaha, NE, February 28, 2006 -- Gabriel Technologies Corp. (OTC Bulletin Board: GWLK), a homeland security company providing physical locking systems, wireless biometric security products and GPS tracking services, announced today that full deployment of its custom proprietary locking system with the U.S. Navy will begin on April 1, 2006.

The Department of the Navy has placed an order with Gabriel Technologies for a custom-built locking system. The specially designed locking system secures various types of shipping containers with a single locking design and reduces the potential of security errors when using multiple non-proprietary locks, keys and cables.

Keith Feilmeier, CEO of Gabriel Technologies, said, “Part of the specification for this custom lock was that it would be very difficult to tamper with. The barrier box will be highly resistant to intrusion devices so that a bolt cutter cannot violate the integrity of the lock or the contents within the container.

“Since many of the loads shipped worldwide by the Departments of Defense (DoD) are made up of high-value, explosive materials and other finished goods, it is logical to keep the security process as simple as possible. The Navy’s decision to switch to a single custom proprietary lock for all container types will reduce the margin of error associated in the proper securing of cargo and make security inspections easier.

“We are honored to have this opportunity to demonstrate our WAR-LOK™ technology for the Navy,” Feilmeier said. “We believe that the Navy’s implementation of our WAR-LOK technology will open the door to other opportunities and departments within the DoD.”

Feilmeier continued, “When deployed at foreign ports of origin, this new lock provides advanced security for incoming containers with contents that may not be known or if the container was not completely secured prior to shipment.  This lock enables a unified system, where all container types are locked and secured alike with a proprietary key system. All shippers, carriers, port personnel, rail carriers, trucking companies and anyone handling containers now have enhanced security with a simple yet highly secure locking process.”

About Gabriel Technologies Corp.

Gabriel Technologies is a leading provider of proprietary solutions in three rapidly growing segments of the homeland security market – asset tracking, physical security and biometrics. Through its wholly owned subsidiary, Gabriel Technologies, LLC of Omaha, Neb., Gabriel Technologies Corp. develops, manufactures and sells a series of physical locking systems for the transportation and shipping industries collectively known as the WAR-LOK™ Security System. Security has evolved substantially in recent years due to increased risks from theft and terrorism. With the implementation of the award-winning WAR-LOK, Gabriel Technologies provides cost-efficient security measures to prevent national and global theft and homeland security issues.

Gabriel Technologies’ mission is to provide the highest quality security products available to the transportation and shipping industries by creating innovative, proven technologies that can be implemented on a realistic basis. Gabriel Technologies Corp. is also the parent company of the next-generation assisted-GPS company, Trace Technologies, LLC, http://www.trace-tech.net.  The company’s Digital Defense™ Group is a provider of wireless biometric security products based on patent-pending technology.

Further information can be found at http://www.gabrieltechnologies.com or contact Daniel Leonard at (402) 614-0258.

An investment profile on the company can be found at http://www.hawkassociates.com/gabriel/profile.htm.

Investors may contact Frank Hawkins or Julie Marshall, Hawk Associates, at (305) 451-1888, e-mail: info@hawkassociates.com. An online investor relations kit containing Gabriel Technologies’ press releases, SEC filings, current Level II price quotes, interactive Java stock charts and other useful information for investors can be found at http://www.hawkassociates.com and http://www.americanmicrocaps.com.

Forward-Looking Statements: Investors are cautioned that certain statements contained in this document are “Forward-Looking Statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as “believes,” “anticipates,” “intends,” “plans,” “expects” and similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future Gabriel actions, which may be provided by management, are also forward-looking statements as defined by the act. These statements are not guarantees of future performance.